Exhibit (h)(i)(1)

AMENDMENT TO MASTER ADMINISTRATION AGREEMENT

COHEN & STEERS ETF TRUST

1166 Avenue of the Americas, 30th Floor

New York, New York 10036

August 3, 2026

State Street Bank and Trust Company

1 Iron Street, Boston, MA 02111

Attention: Geoff Johnson

Re: Cohen & Steers ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has been duly organized and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 1, the Appointment of Administrator provision, of the Master Administration Agreement dated as of November 5, 2024, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Administrator for the new Funds under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. Further, the undersigned Trust hereby requests that State Street as Administrator render services to the new Fund in accordance with Schedule B6 to the Agreement, and that Annex I to Schedule B6 be hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, State Street and the undersigned Trust hereby confirm, as of the date hereof, their respective representations and warranties set forth in Sections 3 and 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

COHEN & STEERS ETF TRUST on behalf of:
Cohen & Steers Real Assets Active ETF

By:	/s/ James Giallanza
Name:	James Giallanza
Title: President and Chief Executive Officer, Duly Authorized

By:	/s/ Albert Laskaj
Name:	Albert Laskaj
Title:	Chief Financial Officer, Duly Authorized

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Geoffrey Johnson
Name:	Geoffrey Johnson
Title:	Managing Director , Duly Authorized
Effective Date: August 3, 2026

Information Classification: Limited Access

EXHIBIT B

SCHEDULE A

to the Master Administration Agreement

dated as of November 5, 2024 by and among Cohen & Steers ETF Trust and State Street Bank and Trust Company,

updated as of August 3, 2026

Listing of Trusts And Funds

Cohen & Steers ETF Trust

Cohen & Steers Real Estate Active ETF

Cohen & Steers Preferred and Income Opportunities Active ETF

Cohen & Steers Natural Resources Active ETF

Cohen & Steers Short Duration Preferred and Income Active ETF

Cohen & Steers Infrastructure Opportunities Active ETF

Cohen & Steers Future of Energy Active ETF

Cohen & Steers Real Assets Active ETF

Information Classification: Limited Access

EXHIBITA

ANNEX I

COHEN & STEERS

Further to the Administration Agreement dated as of November 5, 2024, as amended between Cohen & Steers ETF Trust (the “Trust”) and State Street Bank and Trust Company (the “Administrator”), the Trust and the Administrator mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Liquidity Risk Measurement	FREQUENCY

Cohen & Steers ETF Trust	Daily

Form N-PORT Services and Quarterly Portfolio of Investments Services
Cohen & Steers ETF Trust	Service Type
Cohen & Steers Real Estate Active ETF	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments
Cohen & Steers Preferred and Income Opportunities Active ETF	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments
Cohen & Steers Natural Resources Active ETF	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments
Cohen & Steers Short Duration Preferred and Income Active ETF	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments
Cohen & Steers Infrastructure Opportunities Active ETF	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments
Cohen & Steers Future of Energy Active ETF	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments
Cohen & Steers Real Assets Active ETF	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments

Information Classification: Limited Access

EXHIBIT B

Form N-CEN Services
Cohen & Steers ETF Trust

Information Classification: Limited Access